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                                                                    EXHIBIT 32.1



                 Certificate Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002



Pursuant to 18 U.S.C. Section 1350, as adopted to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Cray Inc. (the "Company") hereby certify, to such officers' knowledge, that:

     (i) the accompanying Annual Report on Form 10-K of the Company for the period ended December 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                   Dated: March 15, 2004


                                   /s/  JAMES E. ROTTSOLK
                                        James E. Rottsolk
                                        Chief Executive Officer and President


                                   /s/  SCOTT J. POTERACKI
                                        Scott J. Poteracki
                                        Chief Financial and Accounting Officer



          The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. ss. 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.